SCHEDULE 14A

                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement.
[ ] Confidential, for use of the Commission only (as permitted by Rule
    14a-6(e)(2)).
[ ] Definitive proxy statement.
[ ] Definitive additional materials.
[X] Soliciting material pursuant to ss. 240.14a-11(c) of ss. 240.14a-12.

                                   CBQ, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                       N/A
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

      (2) Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

      (4) Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

      (5) Total fee paid:

          ----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount Previously Paid:

          ----------------------------------------------------------------------

      (2) Form, Schedule or Registration Statement No.:

      (3) Filing Party:

          ____________________________________________________________

                                  SCHEDULE 14A

                                 (RULE 14A-101)

                                                          FOR IMMEDIATE RELEASE
March 29, 2004                                            Contact: Howard Ullman
                                                          (954) 474-0224

                CBQ, INC. BOARD OF DIRECTORS UNANIMOUSLY APPROVES
                    REINCORPORATION PROPOSAL AND NAME CHANGE
                              SHAREHOLDERS TO VOTE

      Davie, Florida - CBQ, Inc. (OTC.BB CBQI) announced today that its board of directors has unanimously approved a proposal to change its state of legal incorporation from Colorado to Florida. The reincorporation proposal will be submitted to shareholders of record on March 23, 2004, for consideration at a special meeting of shareholders currently, tentatively scheduled for Monday, May 10, 2004.

      The proposed reincorporation would change the Company's name to "China Direct Trading Corporation", in order to reflect the current business of the Company, but would not change the Company's headquarters, business, jobs, management, location of offices or facilities, number of employees, assets, liabilities or net worth. Also, the Company's common stock would continue to trade on the OTC.BB. Shareholders should refer to the proxy statement for a description of the full effects of the reincorporation.

      "We believe the reincorporation will be beneficial to the company and its shareholders through obtaining the benefits of being incorporated in the same state as its operations and in a state that allows greater flexibility in taking corporate actions" stated Howard Ullman, CEO, President and Chairman of the Company.

      Approval of the reincorporation proposal will require the affirmative vote of a majority of all the votes entitled to be cast by CBQ, Inc. shareholders. Further information regarding the reincorpora-tion will be contained in a definitive proxy statement to be filed with the Securities and Exchange Commission and mailed to shareholders of the company.

                           FORWARD-LOOKING STATEMENTS

This press release includes "forward-looking statements" within the meaning of the federal securities laws. Although the Company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from the Company's projections and expectations are disclosed in the Company's filings with the Securities and Exchange Commission. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. This communication is not a solicitation of a proxy from any security holder of CBQ, Inc. CBQ, Inc. will file a definitive proxy statement with the Securities and Exchange Commission in connection with the special meeting of shareholders. Information regarding the identity of the persons who may, under Securities and Exchange Commission rules, be deemed to be participants in the solicitation of shareholders of CBQ, Inc. in connection with the proposed reincorporation, and their interests in the solicitation, will be set forth in the definitive proxy statement to be filed with the Securities and Exchange Commission. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE REINCORPORATION. Investors and shareholders will be able to obtain copies of the definitive proxy statement filed by CBQ, Inc. free of charge at the Securities and Exchange Commission's web site at http://www.sec.gov.